EXHIBIT 32.1

CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

     In connection with Amendment No. 1 to the Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2004 as filed with the Securities and Exchange Commission on the date hereof, we, J.S.B. Jenkins and Mark J. Flaherty, Chief Executive Officer and Chief Financial Officer, respectively, of Tandy Brands Accessories, Inc. (the “Company”), certify, pursuant to 18 U.S.C. § 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

     1. The Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2004, as amended by the Form 10-Q/A to which this statement is filed as an exhibit (the “Report”), fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

     2. The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company as of and for the period ended March 31, 2004.

/s/ J.S.B. Jenkins
J.S.B. Jenkins
President and Chief Executive Officer

/s/ Mark J. Flaherty
Mark J. Flaherty
Date: September 23, 2004	Chief Financial Officer